EXHIBIT 23A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-3 of our report dated June 24, 1998, incorporated by reference in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 30, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Portland, Oregon
March 3, 1999